CUSIP No.29415F104                     13G
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                                 EXHIBIT NO. 99.2
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                                ITEM 7 INFORMATION


  The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by

  Atlanta Capital Management Company, LLC, a wholly-owned subsidiary of

  Morgan Stanley, and Eaton Vance Atlanta Capital SMID-Cap Fund.